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                                                                    Exhibit 10.1

                         TRANSITION SERVICES AGREEMENT


          THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is made and entered into as of the 30th day of September, 1998, by and between Allin Communications Corporation, a Delaware corporation with an address at 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220 ("Allin"), and SportsWave, Inc., a Pennsylvania corporation with an address at 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220 ("SportsWave").

RECITALS

      A. Prior to the date of this Agreement, SportsWave was a wholly owned subsidiary of Allin occupying the same facilities with Allin in Greentree Commons and sharing equipment and administrative services.

     B. Contemporaneously with this Agreement, Allin is selling all of its common stock in SportsWave (the "Transaction") to Lighthouse Holdings, Inc., a Delaware corporation ("Lighthouse"), pursuant to that certain Stock Purchase Agreement, dated as of the date hereof, between Allin and Lighthouse (the "Stock Purchase Agreement").

     C. In connection with the Transaction and pursuant to the Stock Purchase Agreement, Lighthouse and SportsWave desire, and Allin has agreed, to have Allin provide SportsWave with the services specified herein in order to assist SportsWave in the transition from wholly owned subsidiary of Allin to an independently owned and operated entity of Lighthouse, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound thereby, the parties hereto agree as follows:

       Section 1.  Definitions.
       ---------   -----------

       (a) Facilities.  "Facilities" means collectively the space occupied,
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utilities used or consumed and real property or other facilities rented, licensed, purchased or used by Allin at 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, or at other offices or real estate locations as may be owned, rented, licensed or occupied by Allin during the term of this Agreement.

       (b) Equipment.  "Equipment" means collectively all equipment, machinery,
           ---------
furniture, fixtures, computers, communications equipment, office equipment and other personal property (excluding supplies) used in the business of Allin and SportsWave and owned or leased by Allin.

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       (c) Administrative Services.  "Administrative Services" means
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collectively the provision by Allin to SportsWave of all of those administrative and accounting services previously rendered by Allin to SportsWave, such as those services set forth on Schedule A, attached hereto.  The Administrative
                            ----------
Services shall not include any senior management functions, financial planning or budgeting or any tax or year-end accounting service.

     Section 2.  Provision of Services; Use of Facilities and Equipment.
     ---------   ------------------------------------------------------

       (a) For the period of time extending from October 1, 1998, to December 31, 1998, and thereafter on a month-to-month basis until either party provides the other with at least thirty (30) days written notice of its election to terminate this Agreement, Allin shall provide SportsWave the Administrative Services and full use of its Facilities and Equipment, subject to the terms and conditions of this Agreement.

       (b) Allin shall perform the Administrative Services in a manner consistent with, and substantially similar in nature and quality to, the same services provided to SportsWave by Allin prior to the date hereof. Allin also shall assist Lighthouse and SportsWave, as appropriate, in transferring data to Lighthouse and SportsWave from Allin's systems and establishing interconnection between systems and otherwise transferring the operation of the Administrative Services to Lighthouse or SportsWave.

       (c) Notwithstanding anything contained herein to the contrary, Lighthouse or SportsWave may, upon seven (7) days prior notice, terminate all or any of the Administrative Services or use of the Facilities or Equipment.

       (d) Allin, in connection with the provision of the Administrative Services, shall provide Lighthouse and SportsWave with access, during normal business hours, to its administrative personnel subject to their reasonable availability so long as such access does not interfere with the conduct of Allin's operations.

       Section 3.  Compensation.
       ---------   ------------

       (a) As compensation for the Administrative Services and use of the Facilities and Equipment, SportsWave shall pay to Allin a fee of $5000.00 per month, payable in advance each month, until December 31, 1998. For the period beginning January 1, 1999, SportsWave shall pay to Allin a fee of $10,000.00 per month, payable in advance each month.

       (b) As additional compensation for the use of the Facilities under this Agreement, SportsWave shall pay to Allin a fee of $4,500.00 per month, payable in advance, beginning January 1, 1999, and continuing thereafter until this Agreement is terminated as provided herein.

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       (c)  In addition to the foregoing fees, SportsWave shall reimburse Allin for any out-of-pocket expenses paid to third parties incurred in connection with the provision of the Administrative Services or use of the Facilities and Equipment under this Agreement, including, but not limited to, long distance telephone charges, postage, courier and overnight express delivery services.

       Section 4.  Benefits.
       ---------   --------

       For the period of time extending to the earlier of the termination of this Agreement or December 31, 1998, Allin shall continue to carry all employee benefits provided prior to the date hereof (except 401(k)) including, health, dental, disability and life insurance benefits for SportsWave employees, and SportsWave shall reimburse Allin for all actual costs, fees and expenses associated therewith.

       Section 5.  Indemnity.
       ---------   ---------

       (a) SportsWave shall indemnify and hold Allin, its employees, officers, managers, equity holders, agents and servants harmless from any and all claims, suits, demands, losses and liabilities arising under or related to this Agreement and paid by Allin to a third party, except as may arise from the gross negligence or willful misconduct of, or intentional breach of this Agreement by Allin, its employees, officers, managers, equity holders, agents or servants.

       (b) Allin shall indemnify and hold SportsWave, its employers, officers, managers, equity holders, agents and servants harmless from any and all claims, suits, demands, losses and liabilities arising under or related to this Agreement and paid by SportsWave to a third party to the extend caused by Allin's gross negligence, willful misconduct or intentional breach of this Agreement or that of its employees, officers, managers, equity holders, agents or servants.

       (c) The procedure set forth governing indemnities in Section 6.2 of the Stock Purchase Agreement shall be used regarding claims for indemnity under this Agreement.

       Section 6.  Consequential and Other Damages.
       ---------   -------------------------------

       Neither party shall be liable to the other party for any special, indirect, incidental or consequential damages whatsoever which in any way arise out of, relate to, or are a consequent of, each party's or its employees' performance or nonperformance under this Agreement.

       Section 7.  Relationship.
       ---------   ------------

       Allin and SportsWave shall in no event be construed as joint venturers or partners of each other as a consequence of the relationship contemplated under this Agreement. Neither Allin nor SportsWave shall have the power to bind or obligate the other.

       Section 8.  General Matters.
       ---------   ---------------

       (a)  Captions.  The captions utilized in this Agreement are for the
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purposes of identification only and shall not control or affect the meaning or construction of any of the provisions hereof.

       (b)  Integration.  This Agreement constitutes the entire agreement
            -----------
between the parties with respect to the subject matter hereof and will supersede all previous negotiations, representations, commitments and writings.

       (c)  Modification and Waiver.  This Agreement may not be amended,
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released, discharged, rescinded or abandoned, except by a written agreement duly executed by each of the parties hereto.  The

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failure of any party hereto at any time to enforce any of the provisions of this
Agreement will in no way constitute or be construed as a waiver of such provision or of any other provision hereof, nor in any way affect the validity of, or the right thereafter to enforce, each and every provision of this Agreement.

       (d)  Governing Law.  This Agreement and its validity, construction,
            -------------
administration and all rights hereunder, will be governed by the laws of Illinois without regard to its conflict of laws provisions.

       (e)  Severability.  The invalidity or unenforceability of any particular
            ------------
provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

       (f)  Notices.  All notices required or permitted hereunder shall be in
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writing and shall be deemed to have been sufficiently given when sent and delivered in accordance with Section 7.1 of the Stock Purchase Agreement.

       (g)  Counterparts.  This Agreement may be executed simultaneously in
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several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

       (h)  Non-Assignability.  Except as otherwise provided in this Section
            -----------------
8(h), this Agreement shall not be assigned, conveyed or otherwise transferred by the parties hereto without the prior written consent of the parties hereto. Notwithstanding the foregoing, nothing herein shall prohibit (i) SportsWave from assigning any of their rights hereunder to any one or more of its affiliates or
(ii) Allin from utilizing the services of any third party customarily utilized in connection with the provisions of this Agreement or otherwise used by Allin in the ordinary course of business for performance of similar functions.

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       IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the date first above written.



                           ALLIN COMMUNICATIONS CORPORATION


                           By: /s/ Richard W. Talarico
                               -----------------------------
                           Richard W. Talarico, President



                           SPORTSWAVE, INC.


                           By: /s/ Terence M. Graunke
                               -----------------------------
                           Terence M. Graunke, Chief Executive Officer

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SCHEDULE A



1. All daily and monthly accounting functions including accounts receivable, accounts payable, payroll and general ledger.

2.  All human resources functions including benefits management.

3. Clerical services including reception and overflow administrative/clerical support.

4. Maintain and support the existing computer system and network infrastructure.

5.  Use of copy machines and other office equipment.

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